Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John F. Cole, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Hytek Microsystems, Inc. on Form 10-QSB for the quarterly period ended September 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respects the financial condition and results of operations of Hytek Microsystems, Inc.

By:	/s/ John F. Cole

Name: John F. Cole Title: President & Chief Executive Officer

I, Philip S. Bushnell, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Hytek Microsystems, Inc. on Form 10-QSB for the quarterly period ended September 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respects the financial condition and results of operations of Hytek Microsystems, Inc.

By:	/s/ Philip S. Bushnell

Name: Philip S. Bushnell Title: Chief Financial Officer & Secretary

A signed original of this written statement required by Section 906 has been provided to Hytek Microsystems, Inc. and will be retained by Hytek Microsystems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.